As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACHIEVE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

(604) 210-2217

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bencich

Chief Executive Officer

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

(604) 210-2217

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan Smith, Esq.

Amanda Rose, Esq.

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, WA 98101

(206) 389-4510

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, $0.001 par value per share
Preferred stock, $0.001 par value per share
Debt securities
Warrants
Subscription rights
Units
Total			$ 100,000,000	$ 9,270
(1)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000.

(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-3 Registration Statement, filed with the Securities and Exchange Commission, or the SEC, on December 26, 2018 (SEC File No. 333-229019), and declared effective by the SEC on February 11, 2019, or the Prior Registration Statement, which included $100,000,000 of shares of (a) common stock, (b) preferred stock, (c) senior debt securities, (d) subordinated debt securities, (e) warrants to purchase common stock or preferred stock of the Registrant, (f) subscription rights and (d) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant, or collectively, the Shelf Securities, of which $81,106,107 of the Shelf Securities remain unsold as the date of filing of this Registration Statement. The Registrant has determined to include in this Registration Statement the unsold Shelf Securities under the Prior Registration Statement having an aggregate offering price of $81,016,107, or the Unsold Securities. The associated filing fee of $9,819.15 for the Unsold Securities under the Prior Registration Statement is hereby used to offset the current registration fee due, resulting in no additional registration fee due in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by us of our common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25.0 million of our common stock that may be issued and sold under a sales agreement dated December 21, 2021 with Virtu Americas LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2021

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 aggregate amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.” On December 20, 2021 the last reported sales price for our common stock was $7.39 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is               , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Achieve,” the “Company,” “we,” “us,” and “our” refer to Achieve Life Sciences, Inc. together with its subsidiaries, taken as a whole.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine addiction. Our primary focus is to address the global smoking and nicotine addiction epidemic, which is a leading cause of preventable death and is responsible for more than eight million deaths annually worldwide. We may expand our focus to address other methods of nicotine addiction such as e-cigarettes/vaping. Our management team has significant experience in growing emerging companies focused on the development of under-utilized pharmaceutical compounds to meet unmet medical needs. We intend to use this experience to develop and ultimately commercialize cytisinicline either directly or via strategic collaborations.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in March 1995. Our principal executive offices are located at 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, and our telephone number is (604) 210-2217.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus, which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “intend” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby. Examples of these forward-looking statements include, but are not limited to:

•	our ability to continue as a going concern, our anticipated future capital requirements and the terms of any capital financing agreements;
•	progress and preliminary and future results of any clinical trials;
•	anticipated regulatory filings, requirements and future clinical trials;
•	the effects of COVID-19 on our business and financial results;
•	timing and amount of future contractual payments, product revenue and operating expenses; and
•	market acceptance of our products and the estimated potential size of these markets.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2021.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, during normal business hours.

Information about us is also available at our website at https://achievelifesciences.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;
•

our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 13, 2021; June 30, 2021, filed with the SEC on August 12, 2021; and September 30, 2021, filed with the SEC on November 9, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2021, May 13, 2021 and May 25, 2021 (excluding any information furnished in such report under Item 2.02); and
•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 27, 1995 (paper filing) under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

Tel: (604) 210-2217

Attn: Sandra Thomson

Copies of these filings are also available through the “Investors” section of our website at www.achievelifesciences.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, clinical and process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;
•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
•	the purchase price of the securities from us;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	the nature of the underwriters’ obligations to take the securities;
•	any options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
•	any securities exchanges or markets on which such securities may be listed;
•	any public offering price; and
•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 155,000,000 shares. Those shares consist of 150,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of September 30, 2021, there were 9,453,542 shares of common stock issued and outstanding and no shares of preferred stock outstanding. In addition, as of September 30, 2021, we had reserved, pursuant to various plans, 579,485 shares of our common stock for issuance upon exercise of stock options and settlement of restricted stock units by our employees, directors, officers and consultants, of which 522,090 were reserved for outstanding options, 53,250 were reserved for outstanding restricted stock units and 4,145 were available for future equity grants.

As of September 30, 2021, there were warrants outstanding to purchase an aggregate of 1,243,656 shares of our common stock at a weighted-average exercise price of $18.46 per share. Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.”

The following description summarizes the material terms of our capital stock. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations imposed by law and to the rights of the holders, if any, of our preferred stock. We have never paid cash dividends on our common stock. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our certificate of incorporation and our bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on The Nasdaq Capital Market under the symbol “ACHV.”

Transfer Agent and Registrar. The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each series and the qualifications, limitations, or restrictions, including, but not limited to, the following:

•	the number of shares constituting that series;
•	dividend rights and rates;
•	voting rights;
•	conversion terms;
•	rights and terms of redemption (including sinking fund provisions); and
•	rights of the series in the event of liquidation, dissolution, or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;
•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution, or winding up of our affairs;
•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the “indentures” throughout the remainder of this prospectus.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•

if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;
•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;
•	the right, if any, to extend the interest payment periods and the duration of the extensions;
•	the places where payments may be made and the manner of payments;
•	any mandatory or optional redemption provisions;
•	any subordination provisions;
•	the denominations in which debt securities will be issued;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount;
•

the currency or currencies of payment of principal or interest and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be secured or unsecured;
•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;
•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;
•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants;
•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and
•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•	events requiring adjustment to the conversion or exchange price;
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•	any anti-dilution provisions, if applicable.

Registered Global Securities

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for that registered global security to its nominee;
•	by a nominee of the depositary to the depositary or another nominee of the depositary; or
•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•

ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

Merger, Consolidation or Sale of Assets

Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if:

•	we are the continuing entity; or

•

we are not the continuing entity, (ii) the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture, and (iii) the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

Events of Default

Unless otherwise provided for in the prospectus supplement, the term “event of default,” when used in the indentures means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•	failure to perform other covenants for 60 days after notice that performance was required;
•	certain events in bankruptcy, insolvency or reorganization of our company; or
•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;
•	the trustee has not instituted the action within 60 days of the request; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indentures as stated below or as provided in the prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as “defeasance.” We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•

in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

Except as provided in the prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;
•

evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;
•	cure any ambiguity or correct any inconsistency in the indenture;
•	establish the forms or terms of debt securities of any series; and
•	evidence and provide for the acceptance of appointment by a successor trustee.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of any debt security;
•	reduce the principal amount or premium, if any;
•	reduce the rate or extend the time of payment of interest;
•	reduce any amount payable on redemption;
•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;
•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series.

If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

•	would not conflict with any rule of law or with the applicable indenture;
•	would not be unduly prejudicial to the rights of another holder of the debt securities; and
•	would not involve any trustee in personal liability.

Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock, or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;
•	the offering price for the debt warrants, if any;
•	the aggregate number of the debt warrants;
•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the dates on which the right to exercise the debt warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the antidilution provisions of the debt warrants, if any;
•	the redemption or call provisions, if any, applicable to the debt warrants;
•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants;
•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the antidilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants;
•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, or any other matter; or
•	exercise any rights as stockholders of Achieve.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Seattle, Washington, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

, 2021

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2021

PROSPECTUS

Up to $25,000,000
Common Stock

We have entered into an ATM Sales Agreement with Virtu Americas LLC, or Virtu, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25.0 million from time to time through Virtu acting as our agent.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.” The last reported sales price of our common stock on The Nasdaq Capital Market on December 20, 2021 was $7.39 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Virtu is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Virtu and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Virtu for sales of common stock sold pursuant to the sales agreement will be equal to up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Virtu with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page 11 regarding the compensation to be paid to Virtu.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in any accompanying prospectus and any related free writing prospectus or prospectus supplement we prepare or authorize in connection with this offering, and in the other documents that are incorporated by reference into this prospectus or the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $25.0 million, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Virtu has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related free writing prospectus to which we have referred you. Neither we nor Virtu take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not, and Virtu is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context requires otherwise, in this prospectus the terms “Achieve,” the “Company,” “we,” “us” and “our” refer to Achieve Life Sciences, Inc., together with its subsidiaries, taken as a whole. This prospectus and the information incorporated by reference herein and therein includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, the impact of the COVID-19 pandemic on our business and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “intend,” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby. Examples of these forward-looking statements include, but are not limited to:

•	our ability to continue as a going concern, our anticipated future capital requirements and the terms of any capital financing agreements;
•	progress and preliminary and future results of any clinical trials;
•	anticipated regulatory filings, requirements and future clinical trials;
•	the effects of COVID-19 on our business and financial results;
•	timing and plans for the expansion of our focus to address other methods of nicotine addiction;
•	timing and amount of future contractual payments, product revenue and operating expenses; and
•	market acceptance of our products and the estimated potential size of these markets.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections Factors that might cause such a difference include those discussed in the section entitled “Risk Factors,” as well as those discussed in our most recent Quarterly Report on Form 10-Q filed with the SEC on November 9, 2021 and other documents we have filed with the SEC that are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUMMARY

Company Overview

We are a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine addiction. Our primary focus is to address the global smoking and nicotine addiction epidemic, which is a leading cause of preventable death and is responsible for more than eight million deaths annually worldwide. We may expand our focus to address other methods of nicotine addiction such as e-cigarettes/vaping. Our management team has significant experience in growing emerging companies focused on the development of under-utilized pharmaceutical compounds to meet unmet medical needs. We intend to use this experience to develop and ultimately commercialize cytisinicline either directly or via strategic collaborations.

Company Information

We were incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in March 1995. Our principal executive offices are located at 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, and our telephone number is (604) 210-2217.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25 million.

Common stock to be outstanding

immediately after this offering

Up to 12,836,491 (as more fully described in the notes following this table), assuming sales of 3,382,950 shares of our common stock in this offering at an offering price of $7.39 per share, which was the last reported sale price of our common shares on The Nasdaq Capital Market on December 20, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of distribution	“At the market offering” that may be made from time to time through Virtu, our sales agent. See “Plan of Distribution.”
Use of proceeds

We intend to use the net proceeds from this offering to fund ongoing cytisinicline development, other clinical research and development and for working capital and general corporate purposes. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” of this prospectus and under similar headings in other documents incorporated by reference into this prospectus.

The Nasdaq Capital Market symbol	“ACHV”

The number of shares of our common stock to be outstanding immediately after this offering is based on 9,453,542 shares of our common stock outstanding as of September 30, 2021. The number of shares outstanding as of September 30, 2021 excludes:

•	522,090 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2021, with a weighted average exercise price of $26.11 per share;
•	53,250 shares of common stock subject to restricted stock units outstanding as of September 30, 2021;
•	1,243,656 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $18.46 per share; and
•	4,145 shares of common stock reserved for future issuance under our equity incentive plans as of September 30, 2021.

Except as otherwise indicated all information in this prospectus assumes no exercise of outstanding options or warrants, no vesting of restricted stock units, and no exercise of the underwriters’ option to purchase additional shares of common stock.

4

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 3,382,950 shares of our common stock are sold at a price of $7.39 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 20, 2021, for aggregate gross proceeds of approximately $25.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.03 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to fund research, clinical and process development and manufacturing of our product candidates, working capital, capital expenditures and other general corporate purposes. Additionally, we may use a portion of the net proceeds from this offering to expand our current business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses, using cash or shares of our common stock. However, we have no current commitments or obligations to do so. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short-term or long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Virtu at any time throughout the term of the sales agreement. The number of shares that are sold by Virtu after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Virtu. Because the price per share of each share sold

5

will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our stock price is subject to market volatility.

The stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has often been unrelated to the operating performance of the issuer. Furthermore, the trading price of our common stock may be adversely affected by third-parties trying to drive down the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

6

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Virtu as a source of financing.

We currently intend to use any net proceeds from the sale of securities under this prospectus primarily to fund ongoing cytisinicline development, other clinical research and development and for working capital and general corporate purposes. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus, the accompanying base prospectus, and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending these uses, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

7

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

8

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2021 was approximately $32.0 million, or approximately $3.38 per share of common stock based upon 9,453,542 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2021.

After giving effect to the sale of our common stock in the aggregate amount of $25.0 million at an assumed offering price of $7.39 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 20, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been $56.0 million, or $4.36 per share of common stock. This represents an immediate increase in net tangible book value of $0.98 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.03 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as-adjusted information assumes that all of our common stock in the aggregate amount of $25.0 million is sold at the assumed offering price of $7.39 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 20, 2021. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$7.39
Net tangible book value per share as of September 30, 2021	$3.38
Increase in net tangible book value per share attributable to the offering	0.98

As adjusted net tangible book value per share after giving effect to the offering		4.36

Dilution per share to new investors participating in the offering		$3.03

The number of shares of our common stock to be outstanding immediately after this offering is based on 9,453,542 shares of our common stock outstanding as of September 30, 2021. The number of shares outstanding as of September 30, 2021 excludes:

•	522,090 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2021, with a weighted average exercise price of $26.11 per share;
•	53,250 shares of common stock subject to restricted stock units outstanding as of September 30, 2021;
•	1,243,656 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $18.46 per share; and
•	4,145 shares of common stock reserved for future issuance under our equity incentive plans as of September 30, 2021.

To the extent that outstanding options or warrants have been or may be exercised, or restricted stock units have vested or may vest, or other shares are issued, new investors may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for new investors.

9

PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement, dated December 21, 2021, with the sales agent in which we may, at any time and from time to time, offer and sell shares of common stock through the sales agent, as our agent for the offer and sale of the common stock. Any such sales may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Upon acceptance of written instructions from us, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of common stock under the terms and subject to the conditions set forth in the ATM Sales Agreement. We will instruct the sales agent as to the number of shares of common stock to be sold. We may instruct the sales agent not to sell shares of common stock if the sale cannot be effected at or above the price designated by us in any instruction. We may suspend the offering of our shares of common stock upon proper notice and subject to other conditions.

The sales agent has agreed to provide written confirmation of any sales to us no later than the opening of the trading day on the The Nasdaq Capital Market immediately following the trading day on which shares of our common stock were sold under the ATM Sales Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.

We will pay the sales agent commissions for its services in acting as agent in the sale of our shares of common stock offered hereby. Under the ATM Sales Agreement, the sales agent will be entitled to compensation equal to up to 3% of the gross proceeds from each sale of common stock sold through it as our agent. We have also agreed to reimburse the sales agent for fees and disbursements of counsel to the sales agent in an amount up to $50,000. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed underwriting compensation in connection with this offering. We estimate that the total expenses for the offering, excluding commissions payable to the sales agent under the ATM Sales Agreement, will be approximately $0.2 million.

Settlement of sales of common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock, if any, as contemplated by this prospectus and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

In connection with this offering, the sales agent will, with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities.

The offering of shares of common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement in accordance with its terms.

The sales agent and its affiliates may in the future provide investment banking and advisory services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees.

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LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, Seattle, Washington. Virtu Americas LLC is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly, and other reports, proxy statements, and other information with the SEC.  The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other of our information. You may also inspect the documents described herein at our principal executive offices, 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, during normal business hours.

Our Internet address is www.achievelifesciences.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;
•

our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 13, 2021; June 30, 2021, filed with the SEC on August 12, 2021; and September 30, 2021, filed with the SEC on November 9, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2021, May 13, 2021 and May 25, 2021 (excluding any information furnished in such report under Item 2.02);
•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 27, 1995 (paper filing) under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents that are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, Attn: Sandra Thomson, telephone number (604) 736-3678.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

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Up to $25,000,000
Common Stock

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Item		Amount to be paid
SEC registration fee		$9,270
FINRA filing fee		15,500
Printing and engraving*		*
Legal fees and expenses*		*
Accounting fees and expenses*		*
Transfer agent and registrar fees and expenses*		*
Miscellaneous expenses*		*
Total*	$	*

*	These fees and expenses depend on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or
•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
1.2	ATM Sales Agreement, dated December 21, 2021, by and between the Registrant and Virtu Americas LLC						X
4.1	Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/29/2013
4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/22/2015
4.3	Certificate of Amendment (Reverse Stock Split) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	8/2/2017
4.4	Certificate of Amendment (Name Change) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.2	8/2/2017
4.5	Certificate of Amendment (Removal of Cumulative Voting) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	11/1/2017
4.6	Certificate of Amendment (Reverse Stock Split) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/23/2018
4.7	Certificate of Amendment (Increase in Authorized Shares) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.2	5/23/2018
4.8	Sixth Amended and Restated Bylaws	8-K	033-80623	3.1	1/5/2017
4.9	Amendment (Virtual Meeting) to Sixth Amended and Restated Bylaws	10-Q	033-80623	3.1	11/7/2018
4.10	Certificate of Amendment (Reverse Stock Split) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	7/30/2020

4.11	Form of Registrant’s Common Stock certificate	10-Q	000-21243	4.1	11/10/2008
4.12	Form of Debt Security					X
4.13	Form of Indenture					X
4.14*	Form of Warrant
4.15*	Form of Preferred Stock Certificate
4.16*	Form of Subscription Rights Certificate
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page hereto)					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on December 21, 2021.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ John Bencich
John Bencich Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Bencich and Richard Stewart, and each of them, as his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Bencich John Bencich	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	December 21, 2021

/s/ Jerry Wan Jerry Wan	Senior Director of Accounting Operations (Principal Accounting Officer)	December 21, 2021

/s/ Richard Stewart Richard Stewart	Executive Chairman and Director	December 21, 2021

/s/ Donald R. Joseph Donald R. Joseph	Director	December 21, 2021

/s/ Martin Mattingly Martin Mattingly	Director	December 21, 2021

/s/ Jay M. Moyes Jay M. Moyes	Director	December 21, 2021

/s/ Bridget Martell Bridget Martell	Director	December 21, 2021

/s/ Cindy Jacobs Cindy Jacobs	Director	December 21, 2021